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                                                                    EXHIBIT 23.3

                       [KPMG PEAT MARWICK LLP LETTERHEAD]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Financial Security Corp.:

    We consent to the inclusion of our report dated February 27, 1995, with respect to the consolidated statement of financial condition of Financial Security Corp. and subsidiary as of December 31, 1994, and the related consolidated statements of earnings, changes in stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1994, which report appears in the Form S-4 of Pinnacle Banc Group, Inc. dated July 29, 1996.

/s/ KPMG PEAT MARWICK

Chicago, Illinois
July 26, 1996